UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)October 7, 2010

HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida	33431
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code	(561) 998-8000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 and Item 8.01 is incorporated by reference into this Item 1.01.

Item 3.03     Material Modification to Rights of Security Holders.

On January 13, 2011, Hollywood Media Corp. (“Hollywood Media”) entered into Amendment No. 3 (the “Amendment”) to its Amended and Restated Rights Agreement, dated as of August 23, 1996, as amended by Amendment No. 1, dated as of December 9, 2002, and Amendment No. 2, dated as of September 1, 2006 (the “Rights Agreement”), between Hollywood Media and American Stock Transfer & Trust Company, as Rights Agent.  American Stock Transfer & Trust Company, LLC also acts as the transfer agent for Hollywood Media.

Prior to the Amendment, if a shareholder were to become the beneficial owner of 15% or more of Hollywood Media’s Voting Stock (as defined in the Rights Agreement) (A) pursuant to any board-approved transaction, or (B) by reason of a reduction in the number of Hollywood Media’s outstanding shares in a board-approved transaction, the shareholder would generally be permitted to acquire beneficial ownership of an additional 1% (in the case of clause (A)) or 5% (in the case of clause (B)) of the Voting Stock without being deemed an “Acquiring Person” under the Rights Agreement.

The Amendment removes as an automatic exception from the “Acquiring Person” definition shareholders who acquire beneficial ownership of 15% or more of Hollywood Media’s Voting Stock pursuant to the class of transactions described in clause (A) of the preceding paragraph.  Further, the Amendment provides that if a shareholder were to become the beneficial owner of 15% or more of Hollywood Media’s Voting Stock in the circumstances described in clause (B) above and then were to acquire beneficial ownership of any additional shares of Hollywood Media’s Voting Stock, the shareholder would be deemed an Acquiring Person under the Rights Agreement.

In addition, under the Rights Agreement prior to its amendment by Amendment No. 3, any person who was a beneficial owner of 15% or more of Hollywood Media’s Voting Stock as of May 16, 1996 (the persons in this category being, to the knowledge of Hollywood Media, only Mitchell Rubenstein and Laurie S. Silvers) was generally “grandfathered” under the Rights Agreement, meaning that such person could acquire beneficial ownership of additional shares of up to 5% of Hollywood Media’s Voting Stock without becoming an Acquiring Person under the Rights Agreement.  The Amendment removes this “grandfathered” status and provides that such shareholders will be treated as all other shareholders under the Rights Agreement.

The foregoing description of the Amendment is only a summary and is qualified by reference to the full text of the Amendment, which Amendment is filed as Exhibit 4.1 to this current report on Form 8-K and incorporated herein by reference.

Item 8.01     Other Events.

On September 30, 2010, Baker Street Capital L.P. (“BSC LP”), Baker Street Capital Management, LLC (“BSC Management”) and Vadim Perelman (together with BSC LP and BSC Management, the “Baker Street Group”) filed a Schedule 13D disclosing that the Baker Street

Group was the beneficial owner, in the aggregate, of approximately 16.7% of the Common Stock of Hollywood Media then outstanding, which is in excess of the 15% threshold provided in the Rights Agreement.  After discussions with the Baker Street Group, the Board of Directors of Hollywood Media determined that the Baker Street Group exceeded the 15% threshold inadvertently, and that the Baker Street Group would not be deemed an “Acquiring Person” in accordance with Section 1(a) of the Rights Agreement if the Baker Street Group were to enter into an agreement with Hollywood Media to divest, and subsequently divests, as soon as practicable, but in any event within six months, a sufficient number of shares so that the Baker Street Group beneficially owns less than 15% of the Voting Stock of Hollywood Media (the “Required Divestiture”).

In support of the Board’s determination, Hollywood Media entered into an agreement with the Baker Street Group on October 7, 2010 (the “Baker Street Agreement”), pursuant to which the Baker Street Group agreed to complete the Required Divestiture by the six-month anniversary of the Baker Street Agreement, or April 7, 2011.  In addition, during the term of the Baker Street Agreement, which shall continue until the Required Divestiture is complete, the Baker Street Group agreed to certain voting restrictions in respect of any shares of Common Stock it beneficially owns that are in excess of 14.99% of the Voting Stock then outstanding, as well as certain standstill provisions limiting the Baker Street Group’s ability to take certain actions with respect to Hollywood Media and its Voting Stock during the term of the Baker Street Agreement.  The Baker Street Agreement was previously filed with the Securities Exchange Commission by the Baker Street Group as an exhibit to the Amendment to Schedule 13D filed on October 8, 2010.

The foregoing description of the Baker Street Agreement is only a summary and is qualified by reference to the full text of the Baker Street Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
4.1
Amendment No. 3, dated as of January 13, 2011, to the Amended and Restated Rights Agreement dated as of August 23, 1996, as amended by Amendment No. 1 dated as of December 9, 2002 and Amendment No. 2 dated as of September 1, 2006, between Hollywood Media Corp. and American Stock Transfer & Trust Company

10.1	Agreement, dated as of October 7, 2010, among Hollywood Media Corp. and Baker Street Capital L.P., Baker Street Capital Management, LLC and Vadim Perelman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
Name: Mitchell Rubenstein
Title: Chief Executive Officer

Date:  January 14, 2011

Exhibit Index

Exhibit Number	Description

4.1
Amendment No. 3, dated as of January 13, 2011, to the Amended and Restated Rights Agreement dated as of August 23, 1996, as amended by Amendment No. 1 dated as of December 9, 2002 and Amendment No. 2 dated as of September 1, 2006, between Hollywood Media Corp. and American Stock Transfer & Trust Company

10.1	Agreement, dated as of October 7, 2010, among Hollywood Media Corp. and Baker Street Capital L.P., Baker Street Capital Management, LLC and Vadim Perelman

5